SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JANUARY 24, 1994
(To Prospectus dated January 14, 1994)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
               (formerly known as Countrywide Funding Corporation)
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                Mortgage Pass-Through Certificates, Series 1994-3

                                ----------------

         The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated January 24, 1994, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated January 14, 1994. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO Certificates was approximately $1,766,303.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 15, 2002

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus
--------------------------------------------------------------------------------

                                THE MORTGAGE POOL

     As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 486 Mortgage Loans having an aggregate Stated Principal Balance of approximately $130,973,127.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                                  As of
                                                                                            September 1, 2002
                                                                                            -----------------
Total Number of Mortgage Loans...................................................                  486
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 0.82%
         60-90 days..............................................................                 0.00%
         91 days or more (excluding pending foreclosures)........................                 0.00%
                                                                                                  -----
         Total Delinquencies.....................................................                 0.82%
                                                                                                  =====
Foreclosures Pending.............................................................                 0.00%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                 0.82%
                                                                                                  =====

--------------

(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                    At February 28(29),                      At            At
                                     --------------------------------------------------  December 31,    June 30,
                                        1998         1999         2000         2001         2001          2002
                                     -----------  -----------  -----------  -----------  -----------   -----------
   Delinquent Mortgage Loans and
      Pending Foreclosures at
         Period End
        30-59 days...................       1.08%        1.03%        1.36%        1.61%        1.89%         1.85%
        60-89 days...................       0.16         0.18         0.22         0.28         0.39          0.40
        90 days or more (excluding
           pending foreclosures).....       0.16         0.12         0.16         0.14         0.23          0.28
                                     -----------  -----------  -----------  -----------  -----------   -----------
            Total of delinquencies          1.40%        1.32%        1.75%        2.03%        2.51%         2.53%
                                     ===========  ===========  ===========  ===========  ===========   ===========
   Foreclosures pending..............       0.17%        0.14%        0.16%        0.27%        0.31%         0.28%
                                     ===========  ===========  ===========  ===========  ===========   ===========
   Total delinquencies and
       foreclosures pending..........       1.57%        1.46%        1.91%        2.30%        2.82%         2.81%
                                     ===========  ===========  ===========  ===========  ===========   ===========

   Net Gains/(Losses) on
       liquidated loans(1)...........$(2,662,000) $(2,882,524) $(3,076,240) $(2,988,604) $(5,677,141)  $(3,054,092)

   Percentage of Net
       Gains/(Losses) on
       liquidated loans(1)(2)........     (0.024)%     (0.018)%     (0.017)%     (0.014)%     (0.022)%      (0.010)%
   Percentage of Net
       Gains/(Losses) on
       liquidated loans (based on
       average outstanding
       principal balance)(1).........     (0.027)%     (0.021)%     (0.017)%     (0.015)%     (0.023)%      (0.011)

-----------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

     The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

     As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $1,766,303, evidencing a beneficial ownership interest of approximately 1.35% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $117,365,389 and evidenced in the aggregate a beneficial ownership interest of approximately 89.61% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $13,607,738, and evidenced in the aggregate a beneficial ownership interest of approximately 10.39% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $1,766,303 and (ii) the closing date of the sale of the Class PO Certificates is October 15, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

     The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 88.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)


                                                                   SPA Prepayment Assumption
                                                   ---------------------------------------------------------
        Class                                       0%        75%       140%       365%      750%       900%
        -----                                      ---       ---        ---        ---       ---       ----
        Class PO...............................    1.0%      1.4%       1.8%       3.7%      8.2%      10.5%

     It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

     The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that (i) all of the underlying Mortgage Loans will have the characteristics assumed or (ii) the underling Mortgage Loans will prepay at a constant percentage of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of SPA, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions or Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                                  Class PO
                                                         SPA Prepayment Assumption
                                          -------------------------------------------------------
          Distribution Date                0%       75%        140%      365%      750%      900%
          -----------------                --       ---        ----      ----      ----      ----
Initial Percent......................     100       100        100       100       100       100
October 15, 2002                           45        44         44        44        42        42
October 25, 2003                           44        41         40        33        23        19
October 25, 2004                           42        38         35        25        12         8
October 25, 2005                           41        36         31        19         6         4
October 25, 2006                           40        33         28        14         3         2
October 25, 2007                           38        30         24        11         2         1
October 25, 2008                           37        28         21         8         1         0
October 25, 2009                           35        25         19         6         1         0
October 25, 2010                           33        23         16         5         0         0
October 25, 2011                           31        21         14         3         0         0
October 25, 2012                           29        18         12         2         0         0
October 25, 2013                           27        16         10         2         0         0
October 25, 2014                           25        14          9         1         0         0
October 25, 2015                           23        12          7         1         0         0
October 25, 2016                           20        11          6         1         0         0
October 25, 2017                           18         9          5         0         0         0
October 25, 2018                           15         7          4         0         0         0
October 25, 2019                           12         5          3         0         0         0
October 25, 2020                            9         4          2         0         0         0
October 25, 2021                            6         3          1         0         0         0
October 25, 2022                            3         1          1         0         0         0
October 25, 2023                            0         0          0         0         0         0
Weighted Average Life (years) **.....      12.39      9.02       7.05      3.59      1.67      1.31

      --------------------------
      *   Rounded to the nearest whole percentage.
      ** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $3,481,558 and $0 and $0, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

     General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

     Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

     The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code
Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

     Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

     The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

     A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

     Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

     Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

     Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

     A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

     Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

     No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

     The Class PO Certificates are currently rated "AAA" by Fitch Ratings and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

     Pursuant to a Placement Agency Agreement, dated as of October 15, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                                                       EXHIBIT 1


               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 1994-3

                                      Current Mortgage Rates of the Mortgage Loans (1)
-------------------------------------------------------------------------------------------------------------------------
           Current                       Number of              Aggregate Principal Balance           Percent of
      Mortgage Rate (%)               Mortgage Loans                Outstanding ($)              Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------------------
         6.250                                2                            403,453.47                    0.31
         6.375                                1                            213,209.39                    0.16
         6.500                               14                          4,117,359.49                    3.14
         6.625                               17                          3,892,377.25                    2.97
         6.750                               75                         19,936,809.02                   15.22
         6.875                               64                         16,442,937.59                   12.55
         7.000                               99                         26,441,371.51                   20.19
         7.125                                5                          1,120,895.36                    0.86
         7.250                              112                         31,860,297.82                   24.33
         7.375                               28                          7,841,026.96                    5.99
         7.500                               35                          9,764,915.34                    7.46
         7.625                               17                          4,366,937.97                    3.33
         7.750                               12                          3,325,904.47                    2.54
         7.875                                2                            531,568.25                    0.41
         8.000                                1                            191,367.35                    0.15
         8.125                                1                            321,600.53                    0.25
         8.375                                1                            201,095.46                    0.15
-------------------------------------------------------------------------------------------------------------------------
        Total                               486                        130,973,127.23                  100.00
=========================================================================================================================

(1) As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.090% per annum.

                                        Current Mortgage Loan Principal Balances (1)
-----------------------------------------------------------------------------------------------------------------------
           Current Mortgage             Number of Mortgage    Aggregate Principal Balance          Percent of
           Loan Balance ($)                    Loans                Outstanding ($)             Mortgage Pool (%)
-----------------------------------------------------------------------------------------------------------------------
              0.01 to  50,000.00                  1                       28,929.94                       0.02
         50,000.01 to 100,000.00                  4                      345,706.93                       0.26
         100,000.01 to 150,000.00                14                    1,826,362.85                       1.39
         150,000.01 to 200,000.00                70                   13,112,267.51                      10.01
         200,000.01 to 250,000.00               192                   42,884,070.19                      32.74
         250,000.01 to 300,000.00                77                   20,855,593.55                      15.92
         300,000.01 to 350,000.00                44                   14,191,141.45                      10.84
         350,000.01 to 400,000.00                36                   13,251,780.47                      10.12
         400,000.01 to 450,000.00                21                    8,856,723.72                       6.76
         450,000.01 to 500,000.00                 7                    3,294,325.03                       2.52
         500,000.01 to 550,000.00                 9                    4,801,571.15                       3.67
         550,000.01 to 600,000.00                 4                    2,295,762.43                       1.75
         600,000.01 to 650,000.00                 1                      624,419.09                       0.48
         650,000.01 to 700,000.00                 2                    1,326,946.45                       1.01
         700,000.01 to 750,000.00                 1                      704,049.47                       0.54
         800,000.01 to 850,000.00                 1                      813,293.00                       0.62
         850,000.01 to 900,000.00                 2                    1,760,184.00                       1.34
-----------------------------------------------------------------------------------------------------------------------
        Total                                   486                  130,973,127.23                     100.00
=======================================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $269,492.


                                 Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)
------------------------------------------------------------------------------------------------------------------------
        Original Loan-to-Value               Number of            Aggregate Principal               Percent of
              Ratios (%)                  Mortgage Loans        Balance Outstanding ($)         Mortgage Pool (%)
------------------------------------------------------------------------------------------------------------------------
      50.00 or Less                              34                   11,289,922.76                     8.62
      50.01 to 55.00                             20                    5,471,246.58                     4.18
      55.01 to 60.00                             31                    9,778,389.87                     7.47
      60.01 to 65.00                             36                   10,566,776.58                     8.07
      65.01 to 70.00                             46                   11,719,217.38                     8.95
      70.01 to 75.00                             82                   22,154,645.46                    16.92
      75.01 to 80.00                            166                   43,904,067.37                    33.52
      80.01 to 85.00                              9                    2,247,096.95                     1.72
      85.01 to 90.00                             62                   13,841,764.28                    10.57
------------------------------------------------------------------------------------------------------------------------
        Total                                   486                  130,973,127.23                   100.00
========================================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 71.19%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

                                  State Distribution of the Mortgaged Properties (1)
-----------------------------------------------------------------------------------------------------------------------
    State Distribution of               Number of                Aggregate Principal               Percent of
     Mortgaged Properties             Mortgage Loans           Balance Outstanding ($)         Mortgage Pool (%)
-----------------------------------------------------------------------------------------------------------------------
Alabama                                     1                        209,805.19                      0.16
Arizona                                     1                         88,173.06                      0.07
California                                263                     73,195,899.99                     55.89
Colorado                                    6                      1,518,656.17                      1.16
Connecticut                                 4                        735,952.14                      0.56
Delaware                                    1                        308,165.75                      0.24
District of Columbia                        2                        840,781.74                      0.64
Florida                                     5                      1,369,178.27                      1.05
Georgia                                    13                      2,859,631.03                      2.18
Hawaii                                      7                      2,646,459.79                      2.02
Idaho                                       2                        843,434.21                      0.64
Illinois                                   10                      2,923,440.82                      2.23
Indiana                                     3                        855,470.66                      0.65
Louisiana                                   1                        285,187.33                      0.22
Maine                                       1                        227,377.86                      0.17
Maryland                                   14                      3,627,697.19                      2.77
Massachusetts                              31                      7,344,389.94                      5.61
Michigan                                    2                        368,264.13                      0.28
Minnesota                                   5                      1,438,746.23                      1.10
Nebraska                                    1                        211,259.27                      0.16
Nevada                                      1                        206,406.35                      0.16
New Hampshire                               2                        382,627.76                      0.29
New Jersey                                 17                      5,456,670.50                      4.17
New York                                   22                      5,565,860.90                      4.25
North Carolina                              9                      2,262,645.67                      1.73
Ohio                                        4                        915,967.22                      0.70
Oklahoma                                    1                        440,206.51                      0.34
Oregon                                      2                        658,278.07                      0.50
Pennsylvania                               10                      2,528,992.12                      1.93
Rhode Island                                1                        224,261.39                      0.17
South Carolina                              1                        228,077.28                      0.17
Texas                                      18                      4,364,990.56                      3.33
Virginia                                    8                      1,948,698.53                      1.49
Washington                                 17                      3,891,473.60                      2.97
-----------------------------------------------------------------------------------------------------------------------
        Total                             486                    130,973,127.23                    100.00
=======================================================================================================================

(1) As of the Reference Date, no more than approximately 2.48% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.


                                     Documentation Programs for the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------------
                                         Number of                Aggregate Principal               Percent of
       Type of Program                Mortgage Loans            Balance Outstanding ($)          Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------------------
Full                                        240                        64,622,704.70                    49.34
Alternative                                 220                        60,362,184.90                    46.09
Reduced                                      17                         3,805,605.33                     2.91
Streamlined                                   9                         2,182,632.30                     1.67
-------------------------------------------------------------------------------------------------------------------------
        Total                               486                       130,973,127.23                   100.00
=========================================================================================================================

                                                Types of Mortgaged Properties
-------------------------------------------------------------------------------------------------------------------------
                                         Number of                Aggregate Principal                Percent of
        Property Type                 Mortgage Loans            Balance Outstanding ($)          Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------------------
Single Family Residence                     398                       107,556,877.41                     82.12
Low-rise Condominium                          9                         2,433,751.05                      1.86
2-4 Family Residence                          1                           294,599.01                      0.22
Planned Unit Development                     78                        20,687,899.76                     15.80
-------------------------------------------------------------------------------------------------------------------------
        Total                               486                       130,973,127.23                   100.00
=========================================================================================================================

                                               Purposes of the Mortgage Loans
-----------------------------------------------------------------------------------------------------------------------
                                        Number of                Aggregate Principal               Percent of
         Loan Purpose                 Mortgage Loans           Balance Outstanding ($)         Mortgage Pool (%)
-----------------------------------------------------------------------------------------------------------------------
Purchase                                154                          40,503,527.97                       30.93
Refinance (rate/term)                   276                          74,490,706.36                       56.87
Refinance (cash out)                     56                          15,978,892.90                       12.20
-----------------------------------------------------------------------------------------------------------------------
        Total                           486                         130,973,127.23                      100.00
=======================================================================================================================

                                         Occupancy Types of the Mortgage Loans (1)
-----------------------------------------------------------------------------------------------------------------------
                                         Number of               Aggregate Principal               Percent of
        Occupancy Type                Mortgage Loans           Balance Outstanding ($)         Mortgage Pool (%)
-----------------------------------------------------------------------------------------------------------------------
Owner Occupied                               475                     127,727,422.19                    97.52
Secondary Residence                           11                       3,245,705.04                     2.48
-----------------------------------------------------------------------------------------------------------------------
        Total                                486                     130,973,127.23                   100.00
=======================================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.

                                  Remaining Terms to Maturity of the Mortgage Loans (1)
--------------------------------------------------------------------------------------------------------------------------
       Remaining Term to                  Number of                Aggregate Principal               Percent of
       Maturity (months)               Mortgage Loans            Balance Outstanding ($)          Mortgage Pool (%)
--------------------------------------------------------------------------------------------------------------------------
         253                                   3                          789,864.19                       0.60
         254                                  34                        8,028,129.37                       6.13
         255                                 351                       94,861,905.42                      72.43
         256                                  97                       26,946,520.49                      20.57
         257                                   1                          346,707.76                       0.26
--------------------------------------------------------------------------------------------------------------------------
        Total                                486                      130,973,127.23                     100.00
==========================================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 255 months.

                                                                       EXHIBIT 2

                                                      Distribution Date: 9/25/02

        THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                                   CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICTAES
                                  SERIES 1994-3


                 Certificateholder Monthly Distribution Summary

------------------------------------------------------------------------------------------------------------------------------------
                                Certificate                         Pass
                  Class            Rate             Beginning      Through          Principal        Interest          Total
Class  Cusip   Description         Type              Balance       Rate (%)        Distribution    Distribution     Distribution
------------------------------------------------------------------------------------------------------------------------------------
A1   126690PE0   Senior         Fix-30/360                0.00     6.350000                0.00           0.00             0.00
A2   126690PF7   Senior         Fix-30/360                0.00     5.850000                0.00           0.00             0.00
A3   126690PG5   Senior         Fix-30/360                0.00     6.750000                0.00           0.00             0.00
A4                                                        0.00     0.000000                0.00           0.00             0.00
A4   126690PH3   Senior         Fix-30/360                0.00     6.750000                0.00           0.00             0.00
A4   126690PH3   Senior         Fix-30/360                0.00     6.750000                0.00           0.00             0.00
A5   126690PJ9   Senior         Fix-30/360                0.00     6.750000                0.00           0.00             0.00
A6                                                        0.04     6.750000                0.00           0.00             0.00
A6   126690PK6   Senior         Fix-30/360                0.00     6.750000                0.00           0.00             0.00
A6   126690PK6   Senior         Fix-30/360                0.04     6.750000                0.00           0.00             0.00
A7   126690PL4   Senior         Fix-30/360                0.17     6.750000                0.00           0.00             0.00
A8   126690PM2   Senior         Fix-30/360       24,844,790.73     6.750000        3,229,736.68     139,751.95     3,369,488.63
A9   126690PN0   Senior         Fix-30/360       14,877,000.00     6.750000                0.00      83,683.13        83,683.13
A10                                              24,829,048.75     6.750000        3,227,690.24     139,663.40     3,367,353.64
A10  126690PP5   Senior         Fix-30/360                0.17     6.750000                0.00           0.00             0.00
A10  126690PP5   Senior         Fix-30/360       24,829,048.47     6.750000        3,227,690.24     139,663.40     3,367,353.64
A10  126690PP5   Senior         Fix-30/360                0.00     6.750000                0.00           0.00             0.00
A10  126690PP5   Senior         Fix-30/360                0.11     6.750000                0.00           0.00             0.00
A11  126690PQ3   Senior         Fix-30/360       31,768,198.91     6.750000                0.00           0.00             0.00
A12  126690PR1   Senior         Fix-30/360       13,893,933.02     6.750000        1,186,667.87      78,153.37     1,264,821.24
A13  126690PS9   Senior         Fix-30/360        2,968,384.64     6.750000          116,872.45      16,697.16       133,569.62
A14  126690PT7   Senior         Fix-30/360       10,000,000.00     6.750000                0.00      56,250.00        56,250.00
AIO  126690PU4   Strip IO       Fix-30/360                0.00     6.750000                0.00           0.00             0.00
PO   126690PV2   Senior         Fix-30/360        1,868,594.48     0.000000          102,290.49           0.00       102,290.49
X    126690PW0   Strip IO       Fix-30/360       64,562,202.41     0.358337                0.00      19,279.20        19,279.20
AR   126690PX8   Senior         Fix-30/360                0.00     6.750000                0.00           0.01             0.01
B1   126690PY6   Senior         Fix-30/360       13,280,151.09     6.750000          644,442.25      74,700.85       719,143.10
B2    PRIVATE    Senior         Fix-30/360        1,167,064.84     6.750000           56,633.84       6,564.74        63,198.57
------------------------------------------------------------------------------------------------------------------------------------
Totals                                          139,497,166.67                     8,564,333.82     614,743.81     9,179,077.63
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                Current                       Cumulative
              Realized         Ending            Realized
Class          Losses         Balance           Losses
-------------------------------------------------------------
A1              0.00               0.00           0.00
A2              0.00               0.00           0.00
A3              0.00               0.00           0.00
A4              0.00               0.00           0.00
A4              0.00               0.00           0.00
A4              0.00               0.00           0.00
A5              0.00               0.00           0.00
A6              0.00               0.04           0.00
A6              0.00               0.00           0.00
A6              0.00               0.04           0.00
A7              0.00               0.17           0.00
A8              0.00      21,615,054.05           0.00
A9              0.00      14,877,000.00           0.00
A10             0.00      21,601,358.50           0.00
A10             0.00               0.17           0.00
A10             0.00      21,601,358.22           0.00
A10             0.00               0.00           0.00
A10             0.00               0.11           0.00
A11             0.00      31,946,895.03           0.00
A12             0.00      12,707,265.16           0.00
A13             0.00       2,851,512.18           0.00
A14             0.00      10,000,000.00           0.00
AIO             0.00               0.00           0.00
PO              0.00       1,766,303.99           0.00
X               0.00      59,525,609.51           0.00
AR              0.00               0.00           0.00
B1              0.00      12,635,708.84           0.00
B2        138,401.73         972,029.27     388,695.39
------------------------------------------------------

Totals    138,401.73     130,973,127.23     388,695.39
------------------------------------------------------

                                                      Distribution Date: 9/25/02

        THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                                   CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICTAES
                                  SERIES 1994-3

                          Principal Distribution Detail

-------------------------------------------------------------------------------------------------------------------------
                           Original      Beginning      Scheduled                       Unscheduled              Net
                          Certificate   Certificate     Principal           Accretion     Principal           Principal
Class   Cusip              Balance        Balance      Distribution         Principal   Adjustments          Distribution
-------------------------------------------------------------------------------------------------------------------------
A1    126690PE0        22,799,000.00            0.00            0.00             0.00      0.00                     0.00
A2    126690PF7        45,000,000.00            0.00            0.00             0.00      0.00                     0.00
A3    126690PG5        13,139,000.00            0.00            0.00             0.00      0.00                     0.00
A4                     26,500,000.00            0.00            0.00             0.00      0.00                     0.00
A4    126690PH3         5,500,000.00            0.00            0.00             0.00      0.00                     0.00
A4    126690PH3        21,000,000.00            0.00            0.00             0.00      0.00                     0.00
A5    126690PJ9         2,000,000.00            0.00            0.00             0.00      0.00                     0.00
A6                     50,000,000.00            0.04            0.00             0.00      0.00                     0.00
A6    126690PK6        23,364,000.00            0.00            0.00             0.00      0.00                     0.00
A6    126690PK6        26,636,000.00            0.04            0.00             0.00      0.00                     0.00
A7    126690PL4       109,749,000.00            0.17            0.00             0.00      0.00                     0.00
A8    126690PM2        28,408,000.00   24,844,790.73    3,229,736.68             0.00      0.00             3,229,736.68
A9    126690PN0        14,877,000.00   14,877,000.00            0.00             0.00      0.00                     0.00
A10                    46,000,000.00   24,829,048.75    3,227,690.24             0.00      0.00             3,227,690.24
A10   126690PP5         9,250,000.00            0.17            0.00             0.00      0.00                     0.00
A10   126690PP5        28,390,000.00   24,829,048.47    3,227,690.24             0.00      0.00             3,227,690.24
A10   126690PP5         4,594,000.00            0.00            0.00             0.00      0.00                     0.00
A10   126690PP5         3,766,000.00            0.11            0.00             0.00      0.00                     0.00
A11   126690PQ3        17,827,000.00   31,768,198.91            0.00       178,696.12      0.00                     0.00
A12   126690PR1        30,404,570.00   13,893,933.02    1,186,667.87             0.00      0.00             1,186,667.87
A13   126690PS9         4,594,483.00    2,968,384.64      116,872.45             0.00      0.00               116,872.45
A14   126690PT7        10,000,000.00   10,000,000.00            0.00             0.00      0.00                     0.00
AIO   126690PU4         7,351,052.00            0.00            0.00             0.00      0.00                     0.00
PO    126690PV2         3,947,669.00    1,868,594.48      102,290.49             0.00      0.00               102,290.49
X     126690PW0       281,213,581.00   64,562,202.41            0.00             0.00      0.00                     0.00
AR    126690PX8             1,000.00            0.00            0.00             0.00      0.00                     0.00
B1    126690PY6        22,499,000.00   13,280,151.09      644,442.25             0.00      0.00               644,442.25
B2    PRIVATE           2,251,648.00    1,167,064.84       56,633.84             0.00      0.00                56,633.84
-------------------------------------------------------------------------------------------------------------------------
Totals                449,997,370.00  139,497,166.67    8,564,333.82       178,696.12      0.00             8,564,333.82
-------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------
                  Current         Ending              Ending
                  Realized      Certificate         Certificate
Class             Losses          Balance             Factor
----------------------------------------------------------------
A1                  0.00                0.00     0.00000000000
A2                  0.00                0.00     0.00000000000
A3                  0.00                0.00     0.00000000000
A4                  0.00                0.00     0.00000000000
A4                  0.00                0.00     0.00000000000
A4                  0.00                0.00     0.00000000000
A5                  0.00                0.00     0.00000000000
A6                  0.00                0.04     0.00000000080
A6                  0.00                0.00     0.00000000000
A6                  0.00                0.04     0.00000000154
A7                  0.00                0.17     0.00000000152
A8                  0.00       21,615,054.05     0.76087912019
A9                  0.00       14,877,000.00     1.00000000000
A10                 0.00       21,601,358.50     0.46959475000
A10                 0.00                0.17     0.00000001838
A10                 0.00       21,601,358.22     0.76087912019
A10                 0.00                0.00     0.00000000000
A10                 0.00                0.11     0.00000002921
A11                 0.00       31,946,895.03     1.79205110376
A12                 0.00       12,707,265.16     0.41793931490
A13                 0.00        2,851,512.18     0.62063831422
A14                 0.00       10,000,000.00     1.00000000000
AIO                 0.00                0.00     0.00000000000
PO                  0.00        1,766,303.99     0.44742960824
X                   0.00       59,525,609.51     0.21167402121
AR                  0.00                0.00     0.00000000000
B1                  0.00       12,635,708.84     0.56161202014
B2            138,401.73          972,029.27     0.43169681600
----------------------------------------------------------------
Totals        138,401.73      130,973,127.23
----------------------------------------------------------------

                                                      Distribution Date: 9/25/02

        THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                                   CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICTAES
                                  SERIES 1994-3

                          Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------------------
            Beginning         Pass              Accrued           Cumulative                             Total           Net
           Certificate       Through            Optimal            Unpaid             Deferred           Interest     Prepayment
Class       Balance           Rate (%)          Interest          Interest            Interest            Due        Int Shortfall
------------------------------------------------------------------------------------------------------------------------------------
A1                 0.00     6.350000                   0.00             0.00                 0.00             0.00       0.00
A2                 0.00     5.850000                   0.00             0.00                 0.00             0.00       0.00
A3                 0.00     6.750000                   0.00             0.00                 0.00             0.00       0.00
A4                 0.00     0.000000                   0.00             0.00                 0.00             0.00       0.00
A4                 0.00     6.750000                   0.00             0.00                 0.00             0.00       0.00
A4                 0.00     6.750000                   0.00             0.00                 0.00             0.00       0.00
A5                 0.00     6.750000                   0.00             0.00                 0.00             0.00       0.00
A6                 0.04     6.750000                   0.00             0.00                 0.00             0.00       0.00
A6                 0.00     6.750000                   0.00             0.00                 0.00             0.00       0.00
A6                 0.04     6.750000                   0.00             0.00                 0.00             0.00       0.00
A7                 0.17     6.750000                   0.00             0.00                 0.00             0.00       0.00
A8        24,844,790.73     6.750000             139,751.95             0.00                 0.00       139,751.95       0.00
A9        14,877,000.00     6.750000              83,683.13             0.00                 0.00        83,683.13       0.00
A10       24,829,048.75     6.750000             139,663.40             0.00                 0.00       139,663.40       0.00
A10                0.17     6.750000                   0.00             0.00                 0.00             0.00       0.00
A10       24,829,048.47     6.750000             139,663.40             0.00                 0.00       139,663.40       0.00
A10                0.00     6.750000                   0.00             0.00                 0.00             0.00       0.00
A10                0.11     6.750000                   0.00             0.00                 0.00             0.00       0.00
A11       31,768,198.91     6.750000                   0.00             0.00           178,696.12       178,696.12       0.00
A12       13,893,933.02     6.750000              78,153.37             0.00                 0.00        78,153.37       0.00
A13        2,968,384.64     6.750000              16,697.16             0.00                 0.00        16,697.16       0.00
A14       10,000,000.00     6.750000              56,250.00             0.00                 0.00        56,250.00       0.00
AIO                0.00     6.750000                   0.00             0.00                 0.00             0.00       0.00
PO         1,868,594.48     0.000000                   0.00             0.00                 0.00             0.00       0.00
X         64,562,202.41     0.358337              19,279.20             0.00                 0.00        19,279.20       0.00
AR                 0.00     6.750000                   0.00             0.00                 0.00             0.00       0.00
B1        13,280,151.09     6.750000              74,700.85             0.00                 0.00        74,700.85       0.00
B2         1,167,064.84     6.750000               6,564.74             0.00                 0.00         6,564.74       0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals   139,497,166.67                          614,743.80             0.00           178,696.12       793,439.92       0.00
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------
             Unscheduled
               Interest               Interest
Class         Adjustment                Paid
---------------------------------------------------
A1                 0.00                      0.00
A2                 0.00                      0.00
A3                 0.00                      0.00
A4                 0.00                      0.00
A4                 0.00                      0.00
A4                 0.00                      0.00
A5                 0.00                      0.00
A6                 0.00                      0.00
A6                 0.00                      0.00
A6                 0.00                      0.00
A7                 0.00                      0.00
A8                 0.00                139,751.95
A9                 0.00                 83,683.13
A10                0.00                139,663.40
A10                0.00                      0.00
A10                0.00                139,663.40
A10                0.00                      0.00
A10                0.00                      0.00
A11                0.00                      0.00
A12                0.00                 78,153.37
A13                0.00                 16,697.16
A14                0.00                 56,250.00
AIO                0.00                      0.00
PO                 0.00                      0.00
X                  0.00                 19,279.20
AR                 0.00                      0.01
B1                 0.00                 74,700.85
B2                 0.00                  6,564.74
---------------------------------------------------
Totals             0.00                614,743.81
---------------------------------------------------

                                                      Distribution Date: 9/25/02

        THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                                   CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICTAES
                                  SERIES 1994-3

                          Current Payment Information
                               Factors per $1,000

--------------------------------------------------------------------------------------------------------------------------
                        Original        Beginning Cert.                                         Ending Cert.       Pass
                       Certificate         Notional         Principal        Interest            Notional         Through
Class    Cusip          Balance            Balance        Distribution     Distribution           Balance         Rate (%)
--------------------------------------------------------------------------------------------------------------------------
A1     126690PE0     22,799,000.00        0.000000000      0.000000000      0.000000000         0.000000000       6.350000
A2     126690PF7     45,000,000.00        0.000000000      0.000000000      0.000000000         0.000000000       5.850000
A3     126690PG5     13,139,000.00        0.000000000      0.000000000      0.000000000         0.000000000       6.750000
A4                   26,500,000.00        0.000000000      0.000000000      0.000000000         0.000000000       0.000000
A4     126690PH3      5,500,000.00        0.000000000      0.000000000      0.000000000         0.000000000       6.750000
A4     126690PH3     21,000,000.00        0.000000000      0.000000000      0.000000000         0.000000000       6.750000
A5     126690PJ9      2,000,000.00        0.000000000      0.000000000      0.000000000         0.000000000       6.750000
A6                   50,000,000.00        0.000000800      0.000000000      0.000000000         0.000000800       6.750000
A6     126690PK6     23,364,000.00        0.000000000      0.000000000      0.000000000         0.000000000       6.750000
A6     126690PK6     26,636,000.00        0.000001540      0.000000000      0.000000009         0.000001540       6.750000
A7     126690PL4    109,749,000.00        0.000001522      0.000000000      0.000000009         0.000001522       6.750000
A8     126690PM2     28,408,000.00      874.570217218    113.691097033      4.919457472       760.879120185       6.750000
A9     126690PN0     14,877,000.00    1,000.000000000      0.000000000      5.625000000     1,000.000000000       6.750000
A10                  46,000,000.00      539.761929348     70.167179130      3.036160870       469.594750000       6.750000
A10    126690PP5      9,250,000.00        0.000018378      0.000000000      0.000000103         0.000018378       6.750000
A10    126690PP5     28,390,000.00      874.570217218    113.691097033      4.919457472       760.879120185       6.750000
A10    126690PP5      4,594,000.00        0.000000000      0.000000000      0.000000000         0.000000000       6.750000
A10    126690PP5      3,766,000.00        0.000029209      0.000000000      0.000000164         0.000029209       6.750000
A11    126690PQ3     17,827,000.00    1,782.027200756      0.000000000      0.000000000     1,792.051103761       6.750000
A12    126690PR1     30,404,570.00      456.968574846     39.029259950      2.570448234       417.939314896       6.750000
A13    126690PS9      4,594,483.00      646.075877689     25.437563474      3.634176812       620.638314215       6.750000
A14    126690PT7     10,000,000.00    1,000.000000000      0.000000000      5.625000000     1,000.000000000       6.750000
AIO    126690PU4      7,351,052.00        0.000000000      0.000000000      0.000000000         0.000000000       6.750000
PO     126690PV2      3,947,669.00      473.341225154     25.911616915      0.000000000       447.429608239       0.000000
X      126690PW0    281,213,581.00      229.584226268      0.000000000      0.068557138       211.674021213       0.358337
AR     126690PX8          1,000.00        0.000000000      0.000000000      0.010889575         0.000000000       6.750000
B1     126690PY6     22,499,000.00      590.255170879     28.643150737      3.320185336       561.612020143       6.750000
B2     PRIVATE        2,251,648.00      518.315845787     25.152170845      2.915526633       431.696816002       6.750000
--------------------------------------------------------------------------------------------------------------------------
Totals              449,997,370.00      309.995515463     19.031964165      1.366105340       291.053094888
--------------------------------------------------------------------------------------------------------------------------

        THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                                   CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICTAES
                                  SERIES 1994-3

Pool Level Data
Distribution Date                                                                                              9/25/02
Cut-off Date                                                                                                   1/ 1/94
Determination Date                                                                                             9/ 1/02
Accrual Period 30/360                            Begin                                                         8/ 1/02
                                                 End                                                           9/ 1/02
Number of Days in 30/360 Accrual Period                                                                             30

--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------

Group 1
-------
Cut-Off Date Balance                                                                                    449,997,370.56

Beginning Aggregate Pool Stated Principal Balance                                                       139,497,166.66
Ending Aggregate Pool Stated Principal Balance                                                          130,973,127.23

Beginning Aggregate Certificate Stated Principal                                                        139,497,166.66
Balance
Ending Aggregate Certificate Stated Principal                                                           130,973,127.23
Balance

Beginning Aggregate Loan Count                                                                                     517
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                     31
Ending Aggregate Loan Count                                                                                        486

Beginning Weighted Average Loan Rate (WAC)                                                                   7.088428%
Ending Weighted Average Loan Rate (WAC)                                                                      7.087444%

Beginning Net Weighted Average Loan Rate                                                                     6.825428%
Ending Net Weighted Average Loan Rate                                                                        6.824444%

Weighted Average Maturity (WAM) (Months)                                                                           256

Servicer Advances                                                                                             7,578.38

Aggregate Pool Prepayment                                                                                 7,911,036.98
Pool Prepayment Rate                                                                                       51.9983 CPR

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------

Group 1
-------
Senior Percentage                                                                                       69.9847692005%
Senior Prepayment Percentage                                                                            75.9878153604%

Subordinate Percentage                                                                                  30.0152307995%
Subordinate Prepayment Percentage                                                                       24.0121846396%

        THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                                   CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICTAES
                                  SERIES 1994-3


Certificate Account

Beginning Balance                                                                                                 0.00

Deposit
Payments of Interest and Principal                                                                        8,990,049.02
Liquidation Proceeds                                                                                        211,068.75
All Other Proceeds                                                                                                0.00
Other Amounts                                                                                                     0.00
                                                                                                          ------------
Total Deposits                                                                                            9,201,117.77


Withdrawals
Reimbursement of Servicer Advances                                                                                0.00
Payment of Master Servicer Fees                                                                              41,319.34
Payment of Sub Servicer Fees                                                                                      0.00
Payment of Other Fees                                                                                        23,551.37
Payment of Insurance Premium(s)                                                                                   0.00
Payment of Personal Mortgage Insurance                                                                            0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                  0.00
Payment of Principal and Interest                                                                         9,179,077.63
                                                                                                          ------------
Total Withdrawals                                                                                         9,243,948.34

Ending Balance                                                                                              -19,279.20


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                     7,021.76
Compensation for Gross PPIS from Servicing Fees                                                               7,021.76
Other Gross PPIS Compensation                                                                                     0.00
                                                                                                          ------------
Total Net PPIS (Non-Supported PPIS)                                                                               0.00


Master Servicing Fees Paid                                                                                   41,319.34
Sub Servicing Fees Paid                                                                                           0.00
Insurance Premium(s) Paid                                                                                         0.00
Personal Mortgage Insurance Fees Paid                                                                             0.00
Other Fees Paid                                                                                              23,551.37
                                                                                                          ------------
Total Fees                                                                                                   64,870.71

        THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                                   CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICTAES
                                  SERIES 1994-3


--------------------------------------------------------------------------------
                               Delinquency Information
--------------------------------------------------------------------------------
Group 1
-------

Delinquency                                          30-59 Days       60-89 Days             90+ Days               Totals
-----------                                          ----------       ----------             --------               ------
Scheduled Principal Balance                           882,777.34             0.00                 0.00           882,777.34
Percentage of Total Pool                               0.674014%        0.000000%            0.000000%            0.674014%
Balance
Number of Loans                                                4                0                    0                    4
Percentage of Total Loans                              0.823045%        0.000000%            0.000000%            0.823045%

Foreclosure
-----------
Scheduled Principal Balance                                                                                            0.00
Percentage of Total Pool                                                                                          0.000000%
Balance
Number of Loans                                                                                                           0
Percentage of Total Loans                                                                                         0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                            0.00
Percentage of Total Pool                                                                                          0.000000%
Balance
Number of Loans                                                                                                           0
Percentage of Total Loans                                                                                         0.000000%

REO
---
Scheduled Principal Balance                                                                                            0.00
Percentage of Total Pool                                                                                          0.000000%
Balance
Number of Loans                                                                                                           0
Percentage of Total Loans                                                                                         0.000000%

Book Value of all REO Loans                                                                                            0.00
Percentage of Total Pool                                                                                          0.000000%
Balance

Current Realized Losses                                                                                          138,401.73
Additional Gains (Recoveries)/Losses                                                                                   0.00
Total Realized Losses                                                                                            385,444.35

--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                 Original                Current
----------                                                                                 --------                -------
Bankruptcy Loss                                                                             131,115.00           254,440.79
Bankruptcy Percentage                                                                        0.029137%            0.194269%
Credit/Fraud Loss                                                                         8,999,947.00                 0.00
Credit/Fraud Loss Percentage                                                                 2.000000%            0.000000%

        THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                                   CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICTAES
                                  SERIES 1994-3

Protection                                                                                 Original                Current
----------                                                                                 --------                -------
Special Hazard Loss                                                                       6,961,755.00           3,481,558.53
Special Hazard Loss Percentage                                                                1.547066%              2.658224%

Credit Support                                                                             Original                Current
--------------                                                                             --------                -------
Class A                                                                                 449,997,370.00         130,973,127.23
Class A Percentage                                                                          100.000000%            100.000000%